Exhibit 5

Bingham McCutchen LLP
Three Embarcadero Center
San Francisco, CA 94111

Direct: (415) 393-2188
thomas.reddy@bingham.com

October 14, 2004

Westamerica Bancorporation
1108 Fifth Avenue
San Rafael, California 94901

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Westamerica Bancorporation, a California corporation (the “Company”), in connection with the Registration Statement on Form S-4 that is being filed by the Company under the Securities Act of 1933, as amended, relating to the registration of up to 2,094,950 shares of Common Stock, no par value, and associated stock purchase rights (collectively the “Shares”) of the Company to be issued to shareholders of common stock of Redwood Empire Bancorp in accordance with that certain Agreement and Plan of Reorganization dated as of August 25, 2004, among the Company, Westamerica Bank, Redwood Empire Bancorp and National Bank of the Redwoods (the “Merger Agreement”).

In rendering the opinions herein, we have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary or advisable for purposes of this opinion. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued pursuant to the terms of the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the proxy statement/prospectus included therein. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ BINGHAM MCCUTCHEN LLP